Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Katie Strohacker, Senior Director, Investor Relations
(617) 796-8251

TravelCenters of America LLC Announces Definitive Agreement for the Sale of

Minit Mart Convenience Store Business for Approximately $330.8 million to EG Group

Sale To Include 225 Standalone Convenience Stores Operated by TA

Sale to Enable TA to Increase its Focus on its Core Travel Center Business

TA Plans to Use Net Proceeds to Reduce Leverage and/or Invest in Travel Center Growth Initiatives

Conference Call Scheduled for 10:00 a.m. Eastern Time on September 4, 2018

Westlake, OH (September 4, 2018):  TravelCenters of America LLC (Nasdaq: TA) today announced it has entered a definitive agreement for the sale of TA’s Minit Mart convenience store business for approximately $330.8 million to EG Group, subject to adjustments of final net working capital and certain prorations at closing.  The portfolio TA has agreed to sell includes 225 standalone convenience stores and certain other related assets. The sale will enable TA to exit the standalone convenience store business and focus on its core travel center business.  TA currently expects to use the net proceeds from the sale to reduce leverage and/or invest in travel center growth initiatives.  TA expects the sale to be completed in the fourth quarter of 2018.

Andy Rebholz, TravelCenters’ Chief Executive Officer, made the following statement about today’s announcement:

“When the sale of this business is completed, TA will exit the standalone convenience store business; allowing us to increase our focus on our core travel center operation, which we believe is a business where we have many competitive advantages.  We plan to use the net proceeds from this sale to reduce leverage and/or invest in travel center growth initiatives.  We expect some of these growth initiatives may include expanding our industry leading truck service program and growing our nationwide network of travel centers, including investing in our recently announced TA Express travel center format and pursuing new franchising opportunities.

“Our standalone convenience stores have been a part of our business for nearly five years.  We want to thank our corporate and field employees for their hard work and commitment to our customers throughout the period we have operated these convenience stores.”

The portfolio TA has agreed to sell generated earnings before interest, taxes, depreciation and amortization, or EBITDA, of approximately $24.5 million during the 12 months ended June 30, 2018.  This EBITDA amount includes selling, general and administrative expenses that are directly associated with the portfolio of approximately $10.2 million for the 12 months ended June 30, 2018; TA believes it will eliminate this amount of annual expenses upon the closing of this transaction.  A reconciliation of EBITDA generated by the portfolio to be sold to TA’s convenience store segment site level gross margin in excess of site level operating expenses, the most comparable financial measure prepared in accordance with U.S. generally accepted accounting principles, or GAAP,  for the 12 months ended June 30, 2018, appears later in this press release. The site level gross margin in excess of site level operating expenses of TA’s convenience store segment for the 12 months ended June 30, 2018, was $39.9 million.

Based on a total sale price of $330.8 million, TA expects to recognize an impairment charge of approximately $101.5 million in the third quarter of 2018 to recognize the convenience store business as held for sale and a discontinued operation.  Based on this total sale price and the estimated expenses related to the transaction, TA expects that the net cash proceeds from this transaction will be approximately $320.1 million.  The $330.8 million total sale price includes $25.8 million of estimated net working capital items that are based on balances as of June 30, 2018, that are subject to adjustment based on the actual balances of these items at or near closing, and any change to this estimated net working capital amount will affect the net cash proceeds TA receives from this transaction.

The transaction is subject to customary closing conditions.

Citigroup Global Markets Inc. is acting as exclusive financial advisor to TA in this transaction.  Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to TA in this transaction.

Conference Call:

On Tuesday September 4, 2018, at 10:00 a.m. Eastern time, TA will host a conference call to discuss the transaction.  Following management’s remarks, there will be a question and answer period.  TA will also provide a presentation regarding the transaction that will be available at TA’s website at www.ta-petro.com and as an exhibit to a Current Report on a Form 8-K filed with the SEC.

The conference call telephone number is 877-329-4614. Participants calling from outside the United States and Canada should dial 412-317-5437. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about a week after the call. To hear the replay, dial 412-317-0088. The replay pass code is 10123778.

A live audio webcast of the conference call will also be available in a listen only mode on TA’s website. To access the webcast, participants should visit TA’s website about five minutes before the call. The archived webcast will be available for replay on TA’s website for about one week after the call.  The transcription, recording and retransmission in any way of TA’s conference call is strictly prohibited without the prior written consent of TA.  TA’s website is not incorporated as part of this press release.

About TravelCenters of America LLC:

TA’s nationwide operations includes travel centers located along the U.S. Interstate Highway System in 43 states and in Canada, standalone convenience stores in 11 states and standalone restaurants in 13 states.  TA’s travel centers operate under the brand names “TravelCenters of America,” “TA,” “Petro Stopping Centers” and “Petro” and offer diesel and gasoline fueling, full and quick service restaurants, truck maintenance and repair services, travel/convenience stores and other goods and services which are designed to provide efficient and attractive experiences to professional drivers and other motorists.  TA’s convenience stores operate principally under the “Minit Mart” brand name and offer gasoline fueling as well as nonfuel products and services such as coffee, groceries, fresh food items and other convenience items.  TA’s standalone restaurants operate principally under the “Quaker Steak & Lube” brand name.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  WHENEVER TA USES WORDS SUCH AS “BELIEVE,” “EXPECT,” “ANTICIPATE,” “INTEND,” “PLAN,” “ESTIMATE,” “WILL,” “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  STATEMENTS THAT TA EXPECTS THE SALE TO BE COMPLETED IN THE FOURTH QUARTER OF 2018, AND TO ENABLE TA TO EXIT THE STANDALONE CONVENIENCE STORE BUSINESS. THE TRANSACTION IS SUBJECT TO CLOSING CONDITIONS.  IF THESE CONDITIONS ARE NOT SATISFIED, THIS TRANSACTION MAY NOT OCCUR, MAY BE DELAYED OR ITS TERMS MAY CHANGE, TA MAY NOT EXIT THE STANDALONE CONVENIENCE STORE BUSINESS AND THE LOSS TA EXPECTS TO REALIZE IN CONNECTION WITH THIS TRANSACTION MAY INCREASE.

•                  STATEMENTS THAT TA PLANS TO USE THE PROCEEDS FROM TODAY’S ANNOUNCED AGREEMENT TO SELL TO REDUCE LEVERAGE AND/OR INVEST IN TA’S TRAVEL CENTER GROWTH INITIATIVES.    TA MAY NOT BE ABLE TO REDUCE ITS LEVERAGE OR MAKE SUCCESSFUL GROWTH INVESTMENTS IN ITS TRAVEL CENTER INITIATIVES.  FURTHER, TA MAY NOT MAINTAIN ANY REDUCTION IN ITS LEVERAGE AND ITS LEVERAGE COULD INCREASE.

•                  STATEMENTS THAT TA EXPECTS TO REALIZE APPROXIMATELY $10.2 MILLION OF ANNUAL SELLING, GENERAL AND ADMINISTRATIVE EXPENSE SAVINGS BECAUSE OF THIS SALE

TRANSACTION. THE SELLING, GENERAL AND ADMINISTRATIVE EXPENSE SAVINGS THAT TA ANTICIPATES UPON THE COMPLETION OF THE SALE OF THIS PORTFOLIO MAY NOT MATERIALIZE OR MAY BE MATERIALLY LESS THAN $10.2 MILLION ANNUALLY.

•                  STATEMENTS THAT BECAUSE OF THIS SALE, TA EXPECTS TO RECOGNIZE AN IMPAIRMENT CHARGE OF APPROXIMATELY $101.5 MILLION IN THE THIRD QUARTER OF 2018 TO RECOGNIZE THE CONVENIENCE STORE BUSINESS AS HELD FOR SALE AND A DISCONTINUED OPERATION.  THE EXPECTED IMPAIRMENT CHARGE IS AN ESTIMATE AND, AFTER THE SALE CLOSES, THE ACTUAL LOSS MAY BE MORE, OR LESS, THAN $101.5 MILLION.

•                  A STATEMENT OF MR. REBHOLZ THAT TA BELIEVES IT HAS MANY COMPETITIVE ADVANTAGES IN ITS CORE TRAVEL CENTER BUSINESS.  AN IMPLICATION OF THIS STATEMENT IS THAT THESE ADVANTAGES WILL REMAIN.  THE TRAVEL CENTER BUSINESS IS A HIGHLY COMPETITIVE BUSINESS AND COMPETITIVE CIRCUMSTANCES CHANGE AND ARE IN MANY RESPECTS OUT OF TA’S CONTROL.  ANY COMPETITIVE ADVANTAGES THAT TA HAS IN ITS CORE TRAVEL CENTER BUSINESS MAY DISAPPEAR DUE TO MARKET FACTORS OR OTHER REASONS OR TA MAY FAIL TO ACT UPON THEM SUCCESSFULLY.

•                  A STATEMENT OF MR. REBHOLZ THAT THE GROWTH INITIATIVES THAT TA EXPECTS TO INVEST IN MAY INCLUDE EXPANDING TA’S TRUCK SERVICE PROGRAM AND GROWING ITS NATIONWIDE NETWORK OF TRAVEL CENTERS, INCLUDING INVESTING IN TA’S RECENTLY ANNOUNCED TA EXPRESS TRAVEL CENTER FORMAT, AND PURSUING NEW FRANCHISING OPPORTUNITIES.  THIS MAY IMPLY THAT TA WILL SUCCESSFULLY EXECUTE THESE INITIATIVES AND THAT TA’S OPERATING RESULTS AND PROFITABILITY WILL IMPROVE AS A RESULT.  HOWEVER, TA MAY FAIL TO EXECUTE SUCCESSFULLY ON THESE GROWTH INITIATIVES AND TA’S OPERATING RESULTS AND PROFITABILITY MAY NOT IMPROVE AND COULD DECLINE AS A RESULT OF TA’S PURSUIT OF THESE INITIATIVES.  FURTHERMORE, TA MAY CHANGE ITS STRATEGY.

THE INFORMATION CONTAINED IN TA’S PERIODIC REPORTS, INCLUDING TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017, WHICH HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR SEC, AND TA’S QUARTERLY REPORTS ON FORM 10-Q FOR THE PERIODS ENDED MARCH 31, 2018 AND JUNE 30, 2018, WHICH HAVE BEEN FILED WITH THE SEC, UNDER THE CAPTION “RISK FACTORS,” OR ELSEWHERE IN THOSE REPORTS, OR INCORPORATED THEREIN, IDENTIFY OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM TA’S FORWARD LOOKING STATEMENTS. TA’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, TA DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENT AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

RELATED TO SALE OF CONVENIENCE STORE BUSINESS

(in millions)

TA believes the non-GAAP financial measure presented in the table below is a meaningful supplemental disclosure as it may help investors gain a better understanding of the relative value of the cash consideration TA has agreed to receive in exchange for the portfolio (225 standalone convenience stores and certain related assets) that TA has agreed to sell.  The non-GAAP financial measure TA presents should not be considered as an alternative to site level gross margin in excess of site level operating expense of the convenience store segment, or as an indicator of TA’s operating performance or as a measure of TA’s liquidity, and may not be comparable to similarly titled amounts calculated by other companies.

TA believes that site level gross margin in excess of site level operating expenses for the convenience store segment is the most directly comparable GAAP financial measure to EBITDA generated by the portfolio TA has agreed to sell.  The following table presents the reconciliation of the non-GAAP financial measure to site level gross margin in excess of site level operating expenses for the convenience store segment, for the twelve months ended June 30, 2018.

Twelve Months Ended
(in millions)	June 30, 2018
Convenience store segment site level gross margin in excess of site level operating expenses(1)	$39.9
Less: Net site level gross margin in excess of site level operating expenses of convenience stores excluded, and other sites included, from the portfolio(2)	(2.9)
Less: Real estate rent expense for the portfolio to be sold	(2.3)
Less: Selling, general and administrative expenses(3)	(10.[2] )
EBITDA generated by the portfolio to be sold	$24.5

(1)         Convenience store segment site level gross margin in excess of site level operating expenses represents the operating results of TA’s convenience store segment for the twelve months ended June 30, 2018. Certain convenience stores historically included in the convenience store segment are not being sold and certain other properties historically excluded from the convenience store segment are included in the portfolio to be sold.

(2)         The portfolio of sites agreed to be sold excludes three convenience stores historically included in TA’s convenience store segment, but includes one travel center, one standalone restaurant and five vacant land parcels historically excluded from TA’s convenience store segment. This amount is the net effect of excluding and including, respectively, those sites in the portfolio.

(3)         Selling, general and administrative expenses include the expenses identifiable as directly relating to TA’s Minit Mart convenience store business, primarily including the personnel costs and other expenses TA anticipates it will no longer incur as a result of the corporate level positions to be eliminated as a consequence of the sale.

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